Exhibit 99.1

BLUE COAT SYSTEMS RECEIVES EXPECTED NASDAQ NOTIFICATION

RELATED TO LATE FILING AND REGAINS COMPLIANCE WITH AUDIT

COMMITTEE REQUIREMENT

SUNNYVALE, Calif., December 20, 2006 – Blue Coat® Systems (NASDAQ: BCSI), a leader in secure content and application delivery, previously announced that it has delayed the filing of its Form 10-K for the fiscal year ended April 30, 2006 and its Form 10-Q’s for the fiscal quarters ended July 31, 2006 and October 31, 2006 because a committee of independent directors has been conducting a review of the Company’s historical practices in granting stock options to members of senior management and employees of the Company. The Company today announced that on December 14, 2006, it received a notice from the Nasdaq Stock Market as expected stating that the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its Report on Form 10-Q for the fiscal quarter ended October 31, 2006.

Blue Coat has also previously announced that it is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its Report on Form 10-K for the fiscal year ended April 30, 2006 or its Report on Form 10-Q for the fiscal quarter ended July 31, 2006. The Company is working diligently to complete its review and to file its Form 10-K for the fiscal year ended April 30, 2006 and its Form 10-Q’s for the fiscal quarters ended July 31, 2006 and October 31, 2006.

On November 20, 2006, the Company announced that its continued listing is subject to the filing by January 29, 2007 of all required restatements and the Company’s Form 10-K for the fiscal year ended April 30, 2006 and Form 10-Q’s for the quarters ended July 31, 2006 and October 31, 2006, communication with the Nasdaq Listing Qualifications Panel about the results of the independent committee’s investigation, and compliance with all other requirements for continued listing on the Nasdaq Stock Market.

On November 27, 2006, the Nasdaq Listing Qualifications Panel deemed the Company to be in compliance with the audit committee requirement for continued listing set forth in Marketplace Rule 4350(d)(2) based on the appointment of Timothy Howes, an independent director on Blue Coat’s Board of Directors, as a member of Blue Coat’s Audit Committee.

About Blue Coat Systems

Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat’s family of appliances and client-based solutions – deployed in branch offices, Internet gateways, end points, and data centers – provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 30,000 appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery market. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

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FORWARD LOOKING STATEMENTS: Statements in this press release about Blue Coat’s listing status on the Nasdaq Stock Market, the possible conclusions or determinations to be made by the Board of Directors or the independent committee, and the Company’s ability to file reports on Form 10-K and Form 10-Q are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to, the final conclusions of the Board of Directors, the Audit Committee, the independent committee, and the Company’s independent public accountants concerning matters related to the Company’s stock option grants; the inability of the Company to file its Form 10-K and Form 10-Q’s by January 29, 2007 to avoid delisting by Nasdaq; the Company’s inability to comply with requirements imposed by Nasdaq for continued listing; the review and audit by the Company’s independent auditor of the Company’s fiscal 2006 financial statements; the outcome of inquiries initiated by the Securities and Exchange Commission; as well as other risks more fully described in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended January 31, 2006.

Note: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:	Steve Schick	Investor Contact:	Carla Chun
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		carla.chun@bluecoat.com
	408-220-2076		408-220-2318